UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 29, 2008

TOUSA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32322	76-0460831
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 Hollywood Blvd., Suite 500 N, Hollywood, Florida		33021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-364-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 29, 2008, TOUSA, Inc. ("TOUSA" or the "Company"), certain subsidiaries of the Company (the "Subsidiary Borrowers"), Citicorp North America, Inc., as Administrative Agent (the "Agent"), Citicorp North America, Inc., as Lender, and Citibank, N.A., as Issuer, entered into Amendment No. 2 (the "Second DIP Amendment") to Senior Secured Super-Priority Debtor In Possession Credit and Security Agreement dated as of January 29, 2008 and as amended on March 15, 2008 (the "DIP Credit Agreement"). The DIP Credit Agreement was approved on an interim basis on January 31, 2008 by the United States Bankruptcy Court for the Southern District of Florida, Fort Lauderdale Division (the "Bankruptcy Court") in connection with TOUSA’s and certain of its subsidiaries commencement of voluntary cases under chapter 11 of title 11 of the United States Code (the "Interim DIP Order"). Pursuant to the Second DIP Amendment, the definition of "Interim Termination Date" was clarified to make certain that the Interim Termination Date could be extended from time to time at the request of TOUSA and the consent of the Administrative Agent, to a date not later than May 30, 2008. A copy of the Second Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.
As previously reported on Form 8-K dated April 23, 2008, the Interim Termination Date (as defined in the DIP Credit Agreement) had been extended from April 30, 2008 to May 8, 2008. On May 2, 2008, TOUSA and the Administrative Agent entered into a letter agreement (the "Letter Agreement") further extending the Interim Termination Date under the DIP Credit Agreement. Specifically, in accordance with the terms and conditions of the DIP Credit Agreement, the Letter Agreement extends the Interim Termination Date from May 8, 2008 to May 23, 2008. As provided in the DIP Credit Agreement, the Interim Termination Date may be further extended by written consent of the Administrative Agent, provided that no such extension may be granted beyond May 30, 2008 without further amendment of the DIP Credit Agreement. A copy of the Letter Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 - Amendment No. 2 Senior Secured Super-Priority Debtor In Possession Credit and Security Agreement by and among the Company, the Subsidiary Borrowers, the Lenders and the Administrative Agent dated as of April 29, 2008..

10.2 - Letter Agreement between TOUSA, Inc., As Administrative Borrower, and Citicorp North America, Inc., as Administrative Agent, dated May 2, 2008.

Forward-looking statements

This Current Report on Form 8-K (including the exhibits) may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of the Company and its management which are made with words such as “will,” “expect,” “believe,” and similar words. Any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to: (i) the Company’s ability to continue as a going concern; (ii) the ability of the Company to operate pursuant to the terms of its debtor-in- possession credit facility; (iii) the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceeding; (iv) the ability of the Company to develop, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; (v) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; (vi) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (vii) the Company’s ability to maintain contracts that are critical to its operations; (viii) the potential adverse impact of the Chapter 11 cases on the Company’s liquidity or results of operations; (ix) the ability of the Company to fund and execute its business plan;(x) the ability of the Company to attract, motivate and/or retain key executives and employees; (xi) the ability of the Company to attract and retain homebuyers and land purchasers; and (xii) other risks and factors regarding the Company and the home building industry identified from time-to-time in the Company’s reports filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2006, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2007, which can also be found on the Company’s website at www.tousa.com. All information set forth herein is as of today’s date, and the Company undertakes no duty to update this information.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUSA, Inc.

May 5, 2008	By:	Angela Valdes

Name: Angela Valdes
Title: Vice President and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 2 Senior Secured Super-Priority Debtor in Possession Credit and Security Agreement dated April 29, 2008
10.2	Letter Agreement between TOUSA, Inc. and Citicorp North America, Inc. dated May 2, 2008